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                                        EXHIBIT 10.17



     WHEREAS, the Corporation has previously adopted the 1994
Long-Term Incentive Plan of Coltec Industries Inc (the "Plan");

     WHEREAS, the Plan is intended to meet the requirements of
Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), and was drafted to comply with the then outstanding provisions of proposed treasury Regulation 1.162-27 ("Proposed Regulation 1.162-27");

     WHEREAS, the Proposed Regulation 1.162-27 has been amended and the Corporation now desires to amend the Plan to conform to the provisions of paragraph (e)(2)(i) of the amended Proposed
Regulation 1.162-27; and

     WHEREAS, Section 11 of the Plan confers upon the Board the right to amend the Plan at any time in whole or in part;

     NOW, THEREFORE, BE IT

          RESOLVED, that, effective as of January 1, 1994,
     Section 6(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following:

            "The Committee shall grant Performance Units to eligible persons for a given Performance Cycle by no later than 90 days after the commencement of such Performance Cycle."

          RESOLVED, that each officer of the Corporation is hereby authorized, empowered and directed to take any such further action by and on behalf of the Corporation as such officer may deem necessary or advisable in order to effect the intent of the foregoing resolution.